EXHIBIT 99.1

FDA Grants Fast Track Designation for Omecamtiv Mecarbil in Heart Failure

Fast Track Designation Highlights the Urgent Need for New Heart Failure Treatment Options

THOUSAND OAKS, Calif., and SOUTH SAN FRANCISCO, Calif., May 08, 2020 (GLOBE NEWSWIRE) -- Amgen (NASDAQ:AMGN) and Cytokinetics, Incorporated (NASDAQ:CYTK) today announced that the U.S. Food and Drug Administration (FDA) has granted Fast Track designation for omecamtiv mecarbil, a novel selective cardiac myosin activator, also known as a cardiac myotrope,1 being developed for the potential treatment of chronic heart failure with reduced ejection fraction (HFrEF).

Fast Track designation may potentially expedite the review of a drug that is intended for the treatment of a serious or life-threatening disease or condition and demonstrates the potential to address an unmet medical need for such a disease or condition.

“This Fast Track designation represents an important milestone in the development of omecamtiv mecarbil,” said David M. Reese, M.D., executive vice president of Research and Development at Amgen. “Today, half of heart failure patients will die within five years of diagnosis, underscoring the urgent need for new therapies for this grievous condition.”

“We are pleased that the FDA has granted Fast Track designation for omecamtiv mecarbil for the potential treatment of heart failure,” said Robert I. Blum, president and chief executive officer of Cytokinetics. “The prevalence of heart failure is growing with our aging demographics, and GALACTIC-HF is designed to assess the clinical effects of our novel myosin activator in patients meaningfully at risk.”

GALACTIC-HF (Global Approach to Lowering Adverse Cardiac Outcomes Through Improving Contractility in Heart Failure), one of the largest Phase 3 global cardiovascular (CV) outcomes studies in heart failure ever conducted, is designed to evaluate whether treatment with omecamtiv mecarbil, when added to standard of care, reduces the risk of heart failure events (heart failure hospitalization and other urgent treatment for heart failure) and CV death in patients with HFrEF. GALACTIC-HF enrolled 8,256 patients in 35 countries who were either hospitalized at the time of enrollment for a primary reason of heart failure or had a hospitalization or admission to an emergency room for heart failure within one year prior to screening. Dose selection for omecamtiv mecarbil in this study uses a blood test. Top-line results from GALACTIC-HF are expected in Q4 2020.

About Omecamtiv Mecarbil and the Phase 3 Clinical Trials Program
Omecamtiv mecarbil is a novel, selective cardiac myosin activator, also known as a cardiac myotrope,1 that binds to the catalytic domain of myosin. Preclinical research has shown that omecamtiv mecarbil increases cardiac contractility without increasing intracellular myocyte calcium concentrations or myocardial oxygen consumption. Cardiac myosin is the cytoskeletal motor protein in the cardiac muscle cell that is directly responsible for converting chemical energy into the mechanical force resulting in cardiac contraction. 2-4

Omecamtiv mecarbil is being developed for the potential treatment of heart failure with reduced ejection fraction (HFrEF) under a collaboration between Amgen and Cytokinetics, with funding and strategic support from Servier. Omecamtiv mecarbil is the subject of a comprehensive Phase 3 clinical trials program composed of GALACTIC-HF (Global Approach to Lowering Adverse Cardiac Outcomes Through Improving Contractility in Heart Failure), a Phase 3 clinical trial designed to evaluate the effect of treatment with omecamtiv mecarbil compared to placebo on CV outcomes and METEORIC-HF (Multicenter Exercise Tolerance Evaluation of Omecamtiv Mecarbil Related to Increased Contractility in Heart Failure), a Phase 3 clinical trial designed to evaluate the effect of treatment with omecamtiv mecarbil compared to placebo on exercise capacity.

About Heart Failure
Heart failure is a grievous condition that affects more than 64 million people worldwide5 about half of whom have reduced left ventricular function.6,7 It is the leading cause of hospitalization and readmission in people age 65 and older.8,9 Despite broad use of standard treatments and advances in care, the prognosis for patients with heart failure is poor.10 An estimated one in five people over the age of 40 are at risk of developing heart failure, and approximately 50 percent of people diagnosed with heart failure will die within five years of initial hospitalization.11,12

About Cytokinetics and Amgen Collaboration
In 2006, Cytokinetics and Amgen entered into a strategic alliance to discover, develop and commercialize novel small molecule therapeutics designed to activate the cardiac sarcomere for the potential treatment of heart failure. Omecamtiv mecarbil is being developed by Amgen in collaboration with Cytokinetics, with funding and strategic support from Servier. Amgen holds an exclusive, worldwide license to omecamtiv mecarbil and related compounds, subject to Cytokinetics’ specified development and commercialization rights. Cytokinetics is eligible for pre-commercialization and commercialization milestone payments and royalties that escalate based on increasing levels of annual net sales of products commercialized under the agreement. Cytokinetics has co-invested with Amgen in the Phase 3 development program of omecamtiv mecarbil in exchange for increased royalties from Amgen on worldwide sales of omecamtiv mecarbil outside Japan and co-promotion rights in institutional care settings in North America.  Amgen has also entered an alliance with Servier for exclusive commercialization rights for omecamtiv mecarbil in Europe as well as the Commonwealth of Independent States, including Russia. Servier contributes funding for development and provides strategic support to the program.

About Amgen
Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its biologics manufacturing expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be the world’s largest independent biotechnology company, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

About Cytokinetics
Cytokinetics is a late-stage biopharmaceutical company focused on discovering, developing and commercializing first-in-class muscle activators and next-in-class muscle inhibitors as potential treatments for debilitating diseases in which muscle performance is compromised and/or declining. As a leader in muscle biology and the mechanics of muscle performance, the company is developing small molecule drug candidates specifically engineered to impact muscle function and contractility. Cytokinetics is collaborating with Amgen Inc. (Amgen) to develop omecamtiv mecarbil, a novel cardiac muscle activator. Omecamtiv mecarbil is the subject of an international clinical trials program in patients with heart failure including GALACTIC-HF and METEORIC-HF. Amgen holds an exclusive worldwide license to develop and commercialize omecamtiv mecarbil with a sublicense held by Servier for commercialization in Europe and certain other countries. Cytokinetics is developing reldesemtiv, a fast skeletal muscle troponin activator (FSTA) for the potential treatment of ALS and other neuromuscular indications following conduct of FORTITUDE-ALS and other Phase 2 clinical trials. The company is considering potential advancement of reldesemtiv to Phase 3 pending ongoing regulatory interactions. Cytokinetics is collaborating with Astellas Pharma Inc. (Astellas) to research, develop and commercialize other novel mechanism skeletal sarcomere activators (not including FSTAs). Licenses held by Amgen and Astellas are subject to specified co-development and co-commercialization rights of Cytokinetics. Cytokinetics is also developing CK-274, a novel cardiac myosin inhibitor that company scientists discovered independent of its collaborations, for the potential treatment of hypertrophic cardiomyopathies. Cytokinetics continues its over 20-year history of pioneering innovation in muscle biology and related pharmacology focused to diseases of muscle dysfunction and conditions of muscle weakness.

For additional information about Cytokinetics, visit www.cytokinetics.com and follow us on Twitter, LinkedIn, Facebook and YouTube.

Amgen Forward-Looking Statements
This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including any statements on the outcome, benefits and synergies of collaborations, or potential collaborations, with any other company, including Adaptive Biotechnologies (including statements regarding such collaboration’s ability to discover and develop fully human neutralizing antibodies targeting SARS-CoV-2 to potentially prevent or treat COVID-19), BeiGene, Ltd., or the Otezla® (apremilast) acquisition, including anticipated Otezla sales growth and the timing of non-GAAP EPS accretion, as well as estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes, effects of pandemics or other widespread health problems such as the ongoing COVID-19 pandemic on our business, outcomes, progress, or effects relating to studies of Otezla as a potential treatment for COVID-19, and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including its most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those Amgen projects. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for Amgen to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and Amgen expects similar variability in the future. Even when clinical trials are successful, regulatory authorities may question the sufficiency for approval of the trial endpoints Amgen has selected. Amgen develops product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as Amgen may have believed at the time of entering into such relationship. Also, Amgen or others could identify safety, side effects or manufacturing problems with its products, including its devices, after they are on the market.

Amgen’s results may be affected by its ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing its products and global economic conditions. In addition, sales of Amgen’s products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, Amgen’s research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. Amgen’s business may be impacted by government investigations, litigation and product liability claims. In addition, Amgen’s business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If Amgen fails to meet the compliance obligations in the corporate integrity agreement between Amgen and the U.S. government, Amgen could become subject to significant sanctions. Further, while Amgen routinely obtains patents for its products and technology, the protection offered by its patents and patent applications may be challenged, invalidated or circumvented by its competitors, or Amgen may fail to prevail in present and future intellectual property litigation. Amgen performs a substantial amount of its commercial manufacturing activities at a few key facilities, including in Puerto Rico, and also depends on third parties for a portion of its manufacturing activities, and limits on supply may constrain sales of certain of its current products and product candidate development. An outbreak of disease or similar public health threat, such as COVID-19, and the public and governmental effort to mitigate against the spread of such disease, could have a significant adverse effect on the supply of materials for Amgen’s manufacturing activities, the distribution of Amgen’s products, the commercialization of Amgen’s product candidates, and Amgen’s clinical trial operations, and any such events may have a material adverse effect on Amgen’s product development, product sales, business and results of operations. Amgen relies on collaborations with third parties for the development of some of its product candidates and for the commercialization and sales of some of its commercial products. In addition, Amgen competes with other companies with respect to many of its marketed products as well as for the discovery and development of new products. Further, some raw materials, medical devices and component parts for Amgen’s products are supplied by sole third-party suppliers. Certain of Amgen’s distributors, customers and payers have substantial purchasing leverage in their dealings with Amgen. The discovery of significant problems with a product similar to one of Amgen’s products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on its business and results of operations. Amgen’s efforts to collaborate with or acquire other companies, products or technology, and to integrate the operations of companies or to support the products or technology Amgen has acquired, may not be successful. A breakdown, cyberattack or information security breach could compromise the confidentiality, integrity and availability of Amgen’s systems and Amgen’s data. Amgen’s stock price may be volatile and may be affected by a number of events. Amgen’s business performance could affect or limit the ability of the Amgen Board of Directors to declare a dividend or its ability to pay a dividend or repurchase its common stock. Amgen may not be able to access the capital and credit markets on terms that are favorable to it, or at all.

The scientific information discussed in this news release related to Amgen’s product candidates is preliminary and investigative. Such product candidates are not approved by the U.S. Food and Drug Administration, and no conclusions can or should be drawn regarding the safety or effectiveness of the product candidates.

Cytokinetics Forward-Looking Statements
This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act's Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to GALACTIC-HF; the potential benefits of omecamtiv mecarbil, including its ability to represent a novel therapeutic strategy to increase cardiac muscle function and restore cardiac performance; Cytokinetics’ and its partners’ research and development activities; the design, timing, results, significance and utility of preclinical and clinical results; and the properties and potential benefits of Cytokinetics’ drug candidates. Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval; the impact of the COVID-19 pandemic on our research and development activities and business operations, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy; the FDA or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials; Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Amgen’s decisions with respect to the design, initiation, conduct, timing and continuation of development activities for omecamtiv mecarbil; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target; and risks and uncertainties relating to the timing and receipt of payments from its partners, including milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

CONTACT: Cytokinetics
Diane Weiser, Senior Vice President, Corporate Communications, Investor Relations
415-290-7757

CONTACT: Amgen, Thousand Oaks
Megan Fox, 805-447-1423 (media)
Trish Rowland, 805-447-5631 (media)
Arvind Sood, 805-447-1060 (investors)

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